Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into by and between DPAC Technologies Corp., a California corporation (the “Company”) and Steven Vukadinovich, an individual (“Executive”), effective as of April 11, 2008.

In consideration of the mutual covenants and agreements set forth herein, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EMPLOYMENT

The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve, as the Chief Financial Officer of the Company, reporting to the Chief Executive Officer, commencing on the Effective Date and thereafter during the term of this Agreement. Executive agrees to perform such usual and customary duties of such office as may be delegated to Executive from time to time by the Chief Executive Officer. Executive agrees to devote substantially Executive’s full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

1.2 Term. The term of employment of Executive hereunder will be for the period commencing on the date of this Agreement and ending on the earliest of:

(a) March 31, 2009;

(b) The date of termination of Executive’s employment in accordance with Article IV of this Agreement; or

(c) The date of Executive’s death.

ARTICLE II

COMPENSATION

2.1 Base Salary. Effective on and after the Effective Date and thereafter during the employment of Executive, the Company shall pay Executive a base salary at the rate of $146,000 per year.

2.2 Auto Allowance. Executive shall receive an automobile allowance of $500 per month.

2.3 Annual Incentive Compensation Program. Executive shall be eligible to participate in any and every annual incentive compensation program of the Company, at a level commensurate with other Company senior executives, as established by the Board of Directors of the Company from time to time.

2.4 Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel, mobile phones, business entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

2.5 Benefits. Executive shall be entitled to participate in or be covered by, as the case may be, all health, insurance, pension, disability insurance, physical exam and other employee plans and benefits established by the Company (collectively referred to herein as the “Benefit Plans”) on the same terms as are generally applicable to other senior executives of the Company, subject to meeting applicable eligibility requirements.

2.6 Vacations and Holidays. During Executive’s employment with the Company, Executive shall be entitled to an annual vacation leave at full pay, such vacation to be four weeks in each year of the term hereof or such greater vacation benefits as may be provided for by the Company’s vacation policies applicable to senior executives, as established by the Board of Directors of the Company from time to time. Executive shall be entitled to such holidays as are established by the Company for all employees.

ARTICLE III

NON-COMPETITION, CONFIDENTIALITY AND NONDISCLOSURE

3.1 Confidentiality Agreement. Concurrently with the execution of this Agreement, Executive will execute and deliver Company’s standard Employee Assignment of Inventions and Non-Disclosure Agreement, and be bound by the terms thereof. As a condition of Executive’s employment hereof, Executive agrees that all references to “Company” in the Employee Invention and Non-Disclosure Agreement shall be deemed to include the Company as well as Quatech, Inc. and any other subsidiary, direct or indirect, of the Company.

3.2 No Violation of Other Agreements. Executive represents that Executive’s performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to (i) not compete or interfere with the business of a former employer (which term for purposes of this Section 3.3 shall also include persons, firms, corporations and other entities for which Executive has acted as an independent contractor or consultant), (ii) not solicit employees, customers or vendors of any former employer, or (iii) keep in confidence proprietary information acquired by Executive in confidence or in trust prior to Executive’s employment with the Company. Executive represents and warrants to and covenants with the Company that Executive will not bring to the Company any materials or documents of a former employer containing confidential or proprietary information that is not generally available to the public, unless Executive shall have obtained express written authorization from any such former employer for their possession and use.

ARTICLE IV

TERMINATION

4.1 Definitions. For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

(a) Cause. “Cause” shall be defined as follows:

(i) Executive’s conviction of, or guilty plea to, any felony (whether or not involving the Company) which constitutes a crime of moral turpitude or which is punishable by imprisonment in a state or federal correctional facility;

(ii) Actions by Executive during the term of this Agreement involving willful malfeasance or gross negligence in the performance of Executive’s duties hereunder;

(iii) Executive’s commission of an act of fraud, whether prior or subsequent to the date hereof, upon the Company;

(iv) Executive’s willful failure or refusal to perform Executive’s duties as required by this Agreement; and

(v) Executive’s willful violation of any reasonable rule or regulation of the Board of Directors applicable to all senior executives if such violation is not cured promptly following notice to Executive.

For purposes of items (i) through (v) above, a conviction or the commission or omission of any act of Executive described therein shall not be deemed to constitute “Cause” unless a majority of the Board of Directors affirmatively votes to deem it to be material and to constitute “Cause” for purposes hereof, following five (5) business days’ notice to Executive of a meeting of the Board of Directors and an open discussion and presentation by Executive explaining such conviction, act or omission.

(b) Good Reason. “Good Reason” shall mean the relocation of Executive without Executive’s written consent.

4.2 Termination by Company. The Company may terminate Executive’s employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days’ written notice to Executive.

4.3 Termination by Executive. Executive may terminate this Agreement and Executive’s employment hereunder upon thirty (30) days’ written notice to the Company.

4.4 Benefits Received Upon Termination.

(a) If Executive’s employment is terminated by the Company for Cause, or if this Agreement is terminated by Executive for any reason under circumstances not constituting Good Reason, then the Company shall pay Executive Executive’s Base Salary through the effective date of such termination plus credit for any vacation earned but not taken. Thereafter, the Company shall have no further obligations to Executive under this Agreement; provided, however, that the Company will continue to honor any obligations that may have vested or been accrued and not forfeited on termination pursuant to and under the existing Company Benefit Plans or any other agreements or arrangements applicable to Executive.

(b) If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason the Company shall:

(i) pay Executive, within two (2) business days following the date of termination, any unpaid portion of Executive’s Base Salary and Auto Allowance through the date of termination, plus an additional 30 days from the date of termination, in lieu of the required notification period, plus credit for any vacation earned but not taken; and

(ii) as severance pay Executive’s Base Salary plus Auto Allowance in effect as of the date of termination, such payments to be made in accordance with the Company’s usual payroll periods for the six (6) months immediately following the termination of employment under this Agreement, subject to withholding in accordance with the Company’s usual payroll practices. The Executive will continue to be covered by the Company under it existing Company Benefit Plans during the six (6) month period. In the event that the Executive enters into employment with another employer prior to the end of six (6) month period, the severance will be reduced to difference between Executive’s Base Salary plus Auto Allowance and the Executive’s new Base Salary plus Auto Allowance from the new employer; and

(iii) if Executive holds unvested restricted stock or unvested stock options, accelerate the vesting of all of Executive’s stock or stock options at and from the date of Executive’s termination, so that all restrictions on restricted stock shall lapse immediately and all unvested stock options will vest immediately; and

(iv) if Executive holds unexercised stock options on the date of termination, amend the options to permit all vested options, including those vested as a result of the preceding clause, to be exercised for two years from and after the date of Executive’s termination.

(c) Termination Because of Employee Death or Disability. Should Executive die or become disabled, as defined under the written insurance policies and procedures that may from time to time be obtained by the Company and its employment policies, the Company, or its insurer, shall pay Executive or the personal representative thereof the amount of six (6) months of Executive’s Base Salary, such payments to be made in accordance with the Company’s usual payroll periods for six (6) months following the termination of employment under this Agreement, subject to withholding in accordance with the Company’s usual payroll practices, in addition to any other compensation under this Agreement.

4.5 Effect of Termination. Upon any termination of this Agreement, for any reason, Executive shall be deemed to have immediately resigned in all capacities as an officer of the Company and as an officer or director of all subsidiaries of the Company, if applicable, without the giving of any notice or the taking of any other action; provided, however, that termination under this Agreement shall not alter any rights of Executive expressly granted under any other written agreement approved and adopted by the Board of Directors of the Company.

ARTICLE V

ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY

5.1 Assumption of Obligations. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to assume expressly, absolutely and unconditionally and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Article V or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

5.2 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s personal representative, devisee, legatee, or other designee or, if there be no such designee, to Executive’s estate.

ARTICLE VI

GENERAL PROVISIONS

6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:
DPAC Technologies Corp.
5675 Hudson Industrial Parkway
Hudson, OH. 44236
Attention: Steve Runkel
Facsimile No. (330) 655-9020

With a Copy to:
Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
Pittsburgh, PA 15219
Attention: Rick Rose
Fax: (412) 562-1041

If to Executive:	Steve Vukadinovich

Facsimile No.

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.2 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to specifically in a writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

6.4 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

6.6 Legal Fees and Expenses. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such action or proceeding.

6.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

6.8 Assignment. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by Executive without the prior written consent of the Company and any such attempted assignment and delegation shall be void and be of no effect. The Company may assign or delegate its rights, duties and obligations hereunder to any person or entity; provided that such person or entity assumes the Company’s obligations under this Agreement in accordance with Section 5.1.

6.9 Indemnification. To the extent permitted by law, applicable statutes and the Articles of Incorporation, Bylaws or resolutions of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or nonfeasance in the performance of Executive’s duties under this Agreement or out of any actual or asserted wrongful act against or by the Company including but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. The Company shall endeavor to obtain Directors and Officers’ Liability Insurance to indemnify and insure the Company and Executive from and against the aforesaid liabilities, subject to exclusions in the insurance contract. The provisions of this paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Executive”

/s/ S. Vukadinovich
Steve Vukadinovich

“Company”

DPAC Technologies Corp.

By:	/s/ Steven Runkel